SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 S. Meridian Street Suite 1100 Indianapolis, IN	46204
(Address of principal executive offices)	(Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Agreement

On April 30, 2012, Kite Realty Group Trust (the “Company”) and Kite Realty Group, L.P. (the “Operating Partnership”) entered into an unsecured Term Loan Agreement (the “Term Loan Agreement”) with KeyBank National Association, as Administrative Agent (the “Term Agent”), each of the financial institutions signatory thereto (collectively, the “Term Lenders”), Wells Fargo Bank, National Association, as Syndication Agent, The Huntington National Bank, as Documentation Agent and KeyBanc Capital Markets and Wells Fargo Securities, LLC, as Joint Bookrunners and Joint Lead Arrangers.  The Term Loan Agreement has a scheduled maturity date of April 30, 2019.

The Term Loan Agreement provides for a $115 million term loan.  The Operating Partnership has the option to increase the term loan by $10 million to $125 million, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Term Loan Agreement, to provide such increased amounts.  The proceeds of the loan were used to pay existing secured indebtedness, as well as to pay down a portion of the unsecured revolving credit facility described below.

The loan under the Term Loan Agreement will, subject to certain exceptions, bear interest at a rate of LIBOR plus 210 to 310 basis points, depending on the Operating Partnership’s leverage ratio.

The Term Loan Agreement requires that the Company, the Operating Partnership and their subsidiaries comply with certain restrictive covenants, including, without limitation, with respect to liens, indebtedness, investments, dividends, mergers and asset sales.  In addition, the Term Loan Agreement requires that the Company satisfy certain financial covenants, including:

•                            a maximum leverage ratio of 65%, reducing to 62.5% on December 31, 2012 and for all periods thereafter;

•                            Adjusted EBITDA (as defined in the Credit Agreement) to fixed charges coverage ratio of at least 1.50 to 1;

•                            minimum tangible net worth (defined as Total Asset Value less Total Indebtedness) of $325 million (plus 75% of the net proceeds of any future equity issuances);

•                            the aggregate amount of unsecured debt of Company, Operating Partnership and their respective subsidiaries not exceeding the lesser of (a) 62.5% of the value of all properties then included in an unencumbered pool of properties that satisfy certain requirements and (b) the maximum principal amount of debt which would not cause the ratio of certain net operating income less capital reserves to debt service to be less than 1.40 to 1;.

•                            ratio of secured indebtedness to total asset value of no more than .55 to 1;

•                            minimum unencumbered property pool occupancy rate of 80%;

•                            ratio of floating rate debt to total asset value of no more than 0.35 to 1; and

•                            ratio of recourse debt to total asset value of no more than 0.30 to 1.

These covenants are substantially similar to the covenants that are in place for the Company’s Revolving Credit Agreement (as defined below).

Pursuant to a Guaranty, dated as of April 30, 2012, by the Company and certain subsidiaries of the Operating Partnership (collectively, the “Guarantors”), for the benefit of the Term Agent and the Term Lenders under the Term Loan Agreement, the Guarantors have guaranteed payment and performance of the Operating Partnership’s obligations under the Term Loan Agreement.

Upon certain Events of Default (as defined in the Term Loan Agreement) relating to bankruptcy proceedings, the principal, accrued interest and other obligations of the Borrower under the Term Loan Agreement shall become immediately and automatically due and payable.  Upon certain other Events of Default (as defined in the Term Loan Agreement), at the option of the Term Lenders, the principal, accrued interest and other obligations of the Borrower under the Term Loan Agreement shall become immediately due and payable. An event of default under the Revolving Credit Agreement (as defined below) constitutes an event of default under the Term Loan Agreement, and vice versa.

The foregoing summary is qualified in its entirety by reference to the copy of the Term Loan Agreement attached as Exhibit 10.1 hereto and the Guaranty attached as Exhibit 10.2 hereto, each of which is incorporated herein by reference.

First Amendment to Second Amended and Restated Credit Agreement

On April 30, 2012, the Company and the Operating Partnership entered into the First Amendment to the Second Amended and Restated Credit Agreement (the “Amendment”) with KeyBank National Association, as Administrative Agent (the “Revolving Agent”), and the other lenders party thereto, which amends the unsecured Second Amended and Restated Credit Agreement, dated June 6, 2011 (the “Existing Credit Agreement” and as amended by the Amendment, the “Revolving Credit Agreement”), among the Company, the Operating Partnership, the Revolving Agent and the other lenders party thereto.  The Revolving Credit Agreement has a scheduled maturity date of April 30, 2016, which maturity date may be extended for an additional year at the Operating Partnership’s option subject to certain conditions.

Among other things, the Amendment modifies the following provisions of the Revolving Credit Agreement:

•                            The applicable margin for LIBOR rate loans has been reduced by 0.35%;

•                            the Company’s borrowing base will equal zero if it does not maintain at least 15 unencumbered properties with a value of at least $250 million;

•                            the ratio of secured indebtedness to total asset value may not exceed 0.55 to 1;

•                            the capitalization rate applied to the Company’s properties in calculating various covenant ratios has been reduced from 8.00% to 7.75%;

•                            the maturity date of the loans under the Revolving Credit Agreement has been extended from June 6, 2014 to April 30, 2016; and

•                            the occurrence of an event of default under the Term Loan Agreement has been defined as an event of default under the Revolving Credit Agreement.

The foregoing summary is qualified in its entirety by reference to the Amendment attached as Exhibit 10.3 hereto, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1

Term Loan Agreement, dated as of April 30, 2012, by and among the Operating Partnership, the Company, KeyBank National Association, as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, the Huntington National Bank, as Documentation Agent, Keybanc Capital Markets and Wells Fargo Securities, LLC, as Joint Bookrunners and Joint Lead Arrangers, and the other lenders party thereto.

10.2	Guaranty, dated as of April 30, 2012, by the Company and certain subsidiaries of the Operating Partnership party thereto.

10.3

First Amendment to Second Amended and Restated Credit Agreement, dated as of April 30, 2012, by and among the Operating Partnership, the Company, certain subsidiaries of the Operating Partnership party thereto, KeyBank National Association, as Administrative Agent, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: May 4, 2012	By:	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Term Loan Agreement, dated as of April 30, 2012, by and among the Operating Partnership, the Company, KeyBank National Association, as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, the Huntington National Bank, as Documentation Agent, Keybanc Capital Markets and Wells Fargo Securities, LLC, as Joint Bookrunners and Joint Lead Arrangers, and the other lenders party thereto.

10.2	Guaranty, dated as of April 30, 2012, by the Company and certain subsidiaries of the Operating Partnership party thereto.

10.3

First Amendment to Second Amended and Restated Credit Agreement, dated as of April 30, 2012, by and among the Operating Partnership, the Company, certain subsidiaries of the Operating Partnership party thereto, KeyBank National Association, as Administrative Agent, and the other lenders party thereto.